EXHIBIT 21.1



                     GLOBAL MARINE INC. AND SUBSIDIARIES
                            as of March 16, 1995


                              STATE OR OTHER      PERCENT OF VOTING
                               JURISDICTION        STOCK OWNED BY
NAME OF COMPANY               INCORPORATION       IMMEDIATE PARENT

Global Marine Inc.               Delaware                -
  Applied Drilling
    Technology Inc.              Texas                 100%
  Arctic Systems Ltd.            Canada                100%
  Challenger Minerals Inc.       California            100%
       WO Offshore, Inc.         Texas                  50%
  Global Marine Adriatic Inc.    Delaware              100%
  Global Marine Arctic Ltd.      Canada                100%
  Global Marine B.V.             The Netherlands       100%
  Global Marine Baltic Inc.      Delaware              100%
  Global Marine Bismarck
    Sea Inc.                     Delaware              100%
  Global Marine Capital
    Investments Inc.             Delaware              100%
  Global Marine Corporate
    Services Inc.                California            100%
  Global Marine Deepwater
    Drilling Inc.                Delaware              100%
       Global Marine
         Australia Inc.          Delaware              100%
       Global Marine
         West Africa Inc.        Delaware              100%
       Petdrill, Inc.            Delaware              100%
  Global Marine Drilling Company California            100%
       Global Marine
         Caribbean, Inc.         California            100%
       Global Marine
         Development Inc.        California            100%
       Global Marine do Brasil
         Perfuracoes             Brazil                 50% (1)
       Global Marine Drilling
         Services                California            100%
          Global Dolphin
            Drilling Company
            Private Limited      India                  40%
  Global Marine Drilling
    (Malaysia) Sdn. Bhd.         Malaysia              100%
  Global Marine North Sea Inc.   Delaware              100%
  Global Marine Oil & Gas
    Company                      Delaware              100%
  Global Marine U.K. Limited     Scotland              100%
  Global Offshore Drilling Ltd.  Nigeria                60%
  Intermarine Services Inc.      Texas                 100%
  Marican Offshore Drilling
    Services, Inc.               Canada                100%



(1) The remaining 50% of the voting stock is owned directly by Global Marine Inc.